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Exh. 10.9.5

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        This Fourth Amendment to the Loan and Security Agreement (the "Amendment") is entered into as of February 27, 2004, by and between COMERICA BANK ("Bank") and AVISTAR COMMUNICATIONS CORPORATION ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 27, 2002, (as amended from time to time, including without limitation that certain First Amendment to Loan and Security Agreement dated December 16, 2002, Second Amendment to Loan and Security Agreement dated March 10, 2003, and Third Amendment to Loan and Security Agreement dated July 2, 2003, together with any related agreements, the "Agreement"). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness." The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.
Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.
Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.
The definition of "Revolving Line" in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

    "Revolving Line" means a credit extension of up to Three Million Five Hundred Thousand Dollars ($3,500,000).

  B.
  The definition of "Revolving Maturity Date" in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

    ""Revolving Maturity Date" means February 27, 2005."

  C.
  Section 2.5(c) of the Agreement is hereby amended by deleting the reference to "$3,500,000" contained therein and inserting "$1,500,000" in lieu thereof.

  D.
  Section 6.3 is hereby amended by adding the following sentence to the end thereof:

    "Notwithstanding anything to the contrary contained in this Section 6.3, during any fiscal quarter in which no Advances are outstanding, reports under this Section 6.3 which are required to be delivered to Bank on a monthly basis shall be due instead on a quarterly basis, such reports to be delivered as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter."

  E.
  The first sentence of Section 6.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

    "Borrower shall maintain, measured as of the last day of each calendar month, on a consolidated basis, a ratio of Adjusted Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent

    Obligations) owing from Borrower to Bank, less deferred maintenance contract revenue, of at least .75 to 1.00."

  F.
  Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

III.
Legal Effect.

A.
The Agreement is hereby amended wherever necessary to reflect the changes described above.

B.
Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

C.
Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

D.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

E.
This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.
Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.
This Amendment, duly executed by Borrower;

B.
A modification fee from the Borrower in the amount of $4,200; and

C.
Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AVISTAR COMMUNICATIONS CORPORATION
By:	/s/ Robert Habig
Title:	CFO
COMERICA BANK
By:	/s/ Robert Fernandez
Title:	Vice President

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	AVISTAR COMMUNICATIONS CORPORATION

        The undersigned authorized officer of AVISTAR COMMUNICATIONS CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof, except those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) (except for the absence of footnotes and subject to normal year end adjustments) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly consolidated financial statements	Monthly within 30 days (or quarterly if no borrowings)	Yes	No
10K and 10Q	10 days of SEC filing date	Yes	No
Quarterly consolidating financial statements	Quarterly within 30 days	Yes	No
A/R & A/P Agings	Monthly within 15 days if borrowing	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
Financial Covenant	Required	Actual	Complies
On a monthly basis:
Minimum Adjusted Quick Ratio	.75:1.00	:1.00	Yes	No
Loan to Value Ratio	50%	%	Yes	No
Comments Regarding Exceptions: See Attached.
No
Received by:
Sincerely,	AUTHORIZED SIGNER
Date:
SIGNATURE	Verified: AUTHORIZED SIGNER
TITLE	Date:
Compliance Status Yes
DATE

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FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT
EXHIBIT D COMPLIANCE CERTIFICATE
Please indicate compliance status by circling Yes/No under "Complies" column.